CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10-A4 of our report dated August 1, 2017 (except for the effects on the financial statements of the restatement described in Note 12, as to which the date is October 20, 2017), relating to the restated financial statements of Strong Solutions, Inc., as of December 31, 2016 and 2015 and to all references to our firm included in this Registration Statement.

/S BF Borgers CPA PC

Certified Public Accountants

Lakewood, Colorado

October 20, 2017